UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2008
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive offices)		(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 11, 2008, Blackstone Lake Minerals Inc. (the “Company”) completed the disposition of its wholly owned subsidiary, Skyflyer Technology GmbH (“Skyflyer”), to its majority stockholder, Inventa Holding GmbH (“Inventa”). The disposition of Skyflyer was completed pursuant to the terms and subject to the conditions of a share exchange agreement dated for reference as of March 31, 2008 (the “Share Exchange Agreement”) among the Company, Inventa and Skyflyer. Under the terms of the Share Exchange Agreement, the Company sold all of the issued and outstanding shares of Skyflyer to Inventa in exchange for Inventa surrendering for cancellation 33,000,000 shares of the Company’s common stock held by Inventa. The 33,000,000 shares of the Company’s common stock surrendered by Inventa were originally issued in connection with the Company’s acquisition of Skyflyer from Inventa in April, 2006.

A copy of the Share Exchange Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K. filed with the SEC on April 8, 2008.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Share Exchange Agreement dated for reference as of March 31, 2008 among Blackstone Lake Minerals Inc., Inventa Holding GmbH and Skyflyer Technology GmbH.(1)

(1) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.

Date: April 17, 2008
	By:	/s/ Dr. Rudolf Mauer

		Name:	Dr. Rudolf Mauer
		Title:	President, Chief Executive Officer and
Chief Financial Officer